Exhibit 99.1

JCPENNEY PURSUES SALE OF HOME OFFICE CAMPUS

PLANO, Texas (Feb. 5, 2016) - J. C. Penney Company, Inc. (NYSE: JCP) today announced that it is pursuing the potential sale and partial leaseback of its Home Office building in Plano, Texas as part of an ongoing effort to reduce outstanding debt and effectively manage expenses. A combination of favorable market conditions and a surplus of available square footage within the building make this an attractive real estate opportunity for the Company.

“With the tremendous growth and development currently taking place within Plano and North Texas, there’s no better time to take advantage of this lucrative market by pursuing a sale of our Home Office real estate,” said Marvin R. Ellison, chief executive officer for JCPenney. “Even as we continue to deliver positive financial results across all aspects of our business, including delivering year over year gross margin increase in the fourth quarter, this presents an ideal opportunity to reduce outstanding debt and create long-term savings for the Company.”

It is expected that the cost of leasing space within the building would be offset by a reduction in maintenance costs, property taxes and interest expense as a result of paying down debt with proceeds from the transaction. CBRE Capital Markets has been selected to market the 1.8 million-square-foot, Class A office campus located in Legacy Business Park in Plano, Texas. The new owner will have the opportunity to market over 650,000 square feet of contiguous space within the coveted Legacy West submarket. These actions follow a decision in 2014 to contribute a significant portion of fringe land around the Home Office to a joint venture with a team of developers.

JCPenney has occupied the three-story office building as its global headquarters since its completion in 1992. Situated on a 64-acre site near the intersection of Dallas North Tollway and State Highway 121, the Legacy corridor is home to corporate and regional headquarters for numerous Fortune 500 companies.

Media Relations:
(972) 431-3400 or jcpnews@jcp.com

Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home furnishing retailers, is dedicated to fitting the diversity of America with unparalleled style, quality and value. Across approximately 1,020 stores and at jcp.com, customers will discover a broad assortment of national, private and exclusive brands to fit all shapes, sizes, occasions and budgets.  For more information, please visit jcp.com.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales, gross margin, selling, general and administrative expenses, earnings and cash flows. Forward-looking statements are based only on the Company's current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company's control that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms including EMV chip technology, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company's ability to access the debt or equity markets on favorable terms or at all.  There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations.  Please refer to the Company's most recent Form 10-Q for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We do not undertake to update these forward-looking statements as of any future date.

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